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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We consent to the inclusion in this Registration Statement on Form S-1 of our report dated January 29, 1997, except for Note 1 (as it relates to "Earnings Per Share" and "Common Stock Split") and Note 13 as to which the date is June 26, 1997, on our audits of the consolidated financial statements of First International Bancorp, Inc. and Subsidiary. We also consent to the references to our Firm under the captions "Selected Consolidated Financial Information" and "Experts."

/s/ COOPERS & LYBRAND L.L.P.
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COOPERS & LYBRAND L.L.P.


Hartford, Connecticut
July 15, 1997